UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 4, 2013

ARES COMMERCIAL REAL ESTATE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	001-35517	45-3148087
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two North LaSalle Street, Suite 925, Chicago, IL	60602
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (312) 324-5900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Purchase and Sale Agreement

On May 14, 2013, Ares Commercial Real Estate Corporation, a Maryland corporation (the “Company”), entered into a Purchase and Sale Agreement (the “Agreement”) with Alliant, Inc., a Florida corporation, and The Alliant Company, LLC, a Florida limited liability company (each a “Seller” and, collectively, the “Sellers”).  The Agreement provides that, upon the terms and conditions set forth therein, at the closing of the transaction, the Company will purchase from Sellers all of the outstanding common units of EF&A Funding, L.L.C., d/b/a Alliant Capital LLC, a Michigan limited liability company (“Alliant Capital”).  The Agreement provides that the Company will pay $52.9 million in cash, subject to certain adjustments, and issue 588,235 shares of its common stock in a private placement exempt from registration under Section 4(2) of the Securities Act of 1933, as consideration for the acquisition.

Alliant Capital is a nationwide originator and servicer of multifamily residential mortgage loans, utilizing the platform of certain U.S. Government-sponsored entities, including the Federal National Mortgage Association (“Fannie Mae”), the Federal Housing Administration (“FHA”), the Government National Mortgage Association (“Ginnie Mae”) and the United States Department of Housing and Urban Development (“HUD”).  Alliant Capital has developed a significant origination, asset management and servicing platform, primarily through Fannie Mae’s Delegated Underwriting and Servicing (“DUS”) program.  As of March 31, 2013, Alliant Capital had a servicing portfolio of approximately $3.9 billion in multifamily loans.  As of March 31, 2013, Alliant Capital’s mortgage servicing rights (“MSRs”) had a fair value of approximately $61.9 million.  Recently, Alliant Capital was approved to originate loans insured by FHA and to securitize those loans through Ginnie Mae, subject to putting in place certain operational requirements.

Summary of Strategic Benefits

The Company expects the acquisition of Alliant Capital’s business segments to benefit it in the following ways:

•                  Accelerated Scaling of the Company and Increased Market Presence: The Company believes Alliant Capital’s national direct origination platform focused on Fannie Mae and FHA/Ginnie Mae multifamily loans (“Agency Loans”) will provide further scale to the Company’s platform and enhance its direct origination capabilities.  The Company believes its market capabilities will expand considerably with the addition of the mortgage professionals it will acquire in the transaction.

•                  Broadened Product Offerings to Unlock Revenue Opportunities: Currently, the Company provides transitional “bridge loans” to multifamily owners and operators that ultimately seek permanent financing through Agency Loans.  The Company believes that Alliant Capital’s focus on long-term multifamily Agency Loans will expand the Company’s product offerings and extend relationships with borrowers.  The Company expects to be able to provide a complete turnkey financial solution for multifamily owners and operators seeking short- and long-term financing options. The Company also believes that Alliant Capital’s recent approvals to provide FHA and Ginnie Mae loans will provide opportunities for incremental revenue growth.

•                  Diversified Revenues and Predictable Servicing Cash Flows: The Company believes that the addition of Alliant Capital’s approximately $3.9 billion multifamily loan servicing portfolio, as of March 31, 2013, consisting of approximately 1,000 multifamily loans will diversify the Company’s revenue stream by adding servicing income and extending the duration of the Company’s revenue-generating investment portfolio. The Company expects the combination of its direct lending model with the fee-based origination and servicing revenues of Alliant Capital to result in improved balance sheet and cost efficiencies. The Company also believes that the self-funding nature of Alliant Capital’s business provides a more stable growth platform that minimizes capital markets volatility risk.

•                  Favorable Competitive Landscape: There are a limited number of approved Fannie Mae DUS lenders and the strict multifamily approval standards for other U.S. Government-sponsored entities has limited the number of direct competitors. The Company therefore believes that the long-term competitive landscape remains favorable, particularly for GSE-approved providers, which collectively account for approximately 60% of the multifamily market.

Multifamily Finance

Alliant Capital operates a mortgage banking business focused on multifamily lending.  Alliant Capital primarily originates, sells and services small, middle-market loans, operating as a licensed DUS provider to Fannie Mae.  Alliant Capital recently received FHA, Ginnie Mae, HUD Multifamily Accelerated Processing (“MAP”) and HUD Section 232 LEAN (“LEAN”) approvals as well.

DUS Program Finance

Alliant Capital is one of 24 approved lenders that participate in Fannie Mae’s DUS program for multifamily, manufactured housing communities, student housing and certain healthcare properties. Under the Fannie Mae DUS program, Alliant Capital is responsible for ensuring that the loans it originates under the Fannie Mae DUS program satisfy the underwriting and other eligibility requirements established from time to time by Fannie Mae.  As an approved Fannie Mae DUS program lender, Alliant Capital shares risk with Fannie Mae for a portion of the losses that may result from a borrower’s default.  Most of the Fannie Mae loans that Alliant Capital originates are sold in the form of a Fannie Mae-insured security to third-party investors. Alliant Capital is also contracted by Fannie Mae to service all loans originated by Alliant Capital under the Fannie Mae DUS program.

FHA Finance

As an approved MAP and LEAN lender and Ginnie Mae issuer, Alliant Capital is licensed to provide construction and permanent loans to developers and owners of multifamily housing, senior housing and healthcare facilities. Alliant Capital must submit its completed loan underwriting package to HUD and obtain HUD’s approval to originate the loan.

FHA-insured loans are typically placed in single loan pools that back Ginnie Mae securities. Ginnie Mae securities are backed by the full faith and credit of the United States, and Alliant Capital generally does not bear any risk of loss on Ginnie Mae securities. In the event of a default on an FHA-insured loan, FHA generally will reimburse approximately 99% of any losses of principal and interest on the loan and Ginnie Mae will reimburse the remaining losses of principal and interest. Alliant Capital is obligated to continue to advance principal and interest payments and tax and insurance escrow amounts on Ginnie Mae securities until the FHA mortgage insurance claim has been paid and the Ginnie Mae security is fully paid.

Risks Relating to Alliant Capital’s Business and

the Company’s Pending Acquisition of Alliant Capital

You should carefully consider these risk factors, together with all of the other information included in our periodic filings with the Securities and Exchange Commission (the “SEC”), including our annual report on Form 10-K (including the risks described in the section entitled “Item 1A — Risk Factors,” and our consolidated financial statements and the related notes thereto) before you decide whether to make an investment in our securities. The risks described in our periodic filings are not the only risks we face. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially adversely affect our business, financial condition and/or operating results. If any of the following events occur, our business, financial condition and results of operations could be materially adversely affected. In such case, the value of our common stock and the trading price of our securities could decline, and you may lose all or part of your investment. Unless otherwise indicated or the context requires otherwise, references in these risk factors to “we,” “us” and “our” mean the Company and its consolidated subsidiaries.

The loss of or changes with Alliant Capital’s relationships with Fannie Mae, HUD and institutional investors would adversely affect its ability to originate commercial real estate loans through Fannie Mae and HUD programs, which would materially adversely affect us.

Currently, Alliant Capital originates and services its loans for sale through Fannie Mae or HUD programs. Alliant Capital is approved as a Fannie Mae DUS lender, Ginnie Mae issuer (subject to putting in place certain operational requirements) and FHA (including MAP and LEAN) lender nationwide. Alliant Capital’s status as an approved lender and issuer under these programs affords Alliant Capital a number of advantages and may be terminated by the applicable agency at any time. The loss of such status would, or changes in Alliant Capital’s relationships could, prevent Alliant Capital from being able to originate and service commercial real estate loans for sale through Fannie Mae or HUD, which would materially adversely affect us. It could also result in Alliant Capital’s loss of similar approvals from other agencies.

We may not realize all of the anticipated benefits of the Alliant Capital acquisition or such benefits may take longer to realize than expected.

The success of the Alliant Capital acquisition will depend, in part, on our ability to realize the anticipated benefits from successfully integrating Alliant Capital’s business with ours. The combination of two independent companies is a complex, costly and time-consuming process. As a result, we will be required to devote significant management attention and resources to integrating the business practices and operations of Alliant Capital. The integration process may disrupt our business and, if implemented ineffectively, could preclude us from realizing all of the potential benefits we expect to realize with respect to the acquisition. Our failure to meet the challenges involved in successfully integrating our operations and Alliant Capital’s operations or to fully realize the anticipated benefits of the transaction could cause an interruption of, or a loss of momentum in, our business and could seriously harm our results of operations. In addition, the overall integration of the two companies may result in material unanticipated problems, expenses, liabilities, competitive responses, loss of business relationships and diversion of management’s attention, and may cause our stock price to decline. The difficulties of integrating Alliant Capital’s business with our operations include, among others:

•                  managing a significantly larger company, including an internally managed subsidiary with approximately 90 employees;

•                  managing a business subject to significant regulations previously inapplicable to us;

•                  the fact that we and our Manager have limited experience operating a TRS;

•                  the potential diversion of management focus and resources from other strategic opportunities and from operational matters and potential disruption associated with the acquisition;

•                  maintaining Alliant Capital employee morale and retaining key Alliant Capital management and other Alliant Capital employees;

•                  integrating two unique business cultures;

•                  the possibility of faulty assumptions underlying expectations regarding the integration process;

•                  consolidating corporate and administrative infrastructures and eliminating duplicative operations;

•                  coordinating geographically separate organizations;

•                  unanticipated issues in integrating information technology, communications and other systems;

•                  unanticipated changes in applicable laws and regulations;

•                  managing tax costs or inefficiencies associated with integrating our operations and Alliant Capital’s;

•                  suffering losses if we do not experience the anticipated benefits of the transaction;

•                  unforeseen expenses or delays associated with the acquisition of Alliant Capital; and

•                  making any necessary modifications to Alliant Capital’s internal financial control standards to comply with the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder.

Many of these factors will be outside of our control and any one of them could result in increased costs, decreases in the amount of expected revenues and diversion of management’s time and energy, which could materially impact our business, financial condition and results of operations. In addition, even if our operations and Alliant Capital’s are successfully integrated, we may not realize the full benefits of the acquisition within the anticipated time frame, or at all.

In addition, pursuant to the terms of the Agreement, the Company is required to remit to Alliant Capital certain origination fees and premiums received or receivable by the Company with respect to certain HUD mortgage loans as of the later of (i) the closing of the transaction or (ii) the date a specified HUD mortgage loan is settled and securities in respect thereof are issued.  The aggregate amount of such origination fees and premiums are estimated to be approximately $3.8 million as of May 31, 2013 (based on certain assumptions; actual amount may vary).  Until the Company’s remittance obligations with respect to such origination fees and premiums expire pursuant to the terms of the Agreement, the Company’s ability to accelerate its scaling and enhance its direct origination and servicing capabilities with respect to HUD mortgage loans may be limited.

Alliant Capital may not be able to hire and retain qualified loan originators, and if it is unable to do so, its ability to implement its business and growth strategies could be limited.

Alliant Capital depends on its loan originators to generate borrower clients by, among other things, developing relationships with commercial property owners, real estate agents and brokers, developers and others, which Alliant Capital believes leads to repeat and referral business. Accordingly, Alliant Capital must be able to attract, motivate and retain skilled loan originators. As of December 31, 2012, Alliant Capital employed approximately 15 loan originators throughout its 15 offices. The market for loan originators is highly competitive and may lead to increased costs to hire and retain them. Alliant Capital cannot guarantee that it will be able to attract or retain qualified loan originators. If it cannot attract, motivate or retain a sufficient number of skilled loan originators, or even if it can motivate or retain them but at higher costs, we could be materially adversely affected.

If financing for the acquisition of Alliant Capital becomes unavailable, we may be forced to liquidate other assets to pay for the acquisition or may be unable to close the acquisition.

We intend to finance a portion of the purchase price for the Alliant Capital acquisition with equity or debt financing. In the event that suitable equity or debt financing is not available to us, we may be required to obtain alternative financing on terms that are less favorable to us than those we anticipate. If other financing becomes necessary and we are unable to secure such other financing on acceptable terms, we may be forced to liquidate other assets in order to pay the purchase price of the acquisition, which could have an adverse effect on our results of operations and financial condition, or we may be unable to close the acquisition at all.

If we decide to issue common stock to finance the Acquisition, holders of our common stock may experience dilution to the extent we issue stock at a price that is below stockholders’ equity per share.

Failure to complete the acquisition of Alliant Capital could negatively impact our stock price and future business and financial results.

If the acquisition of Alliant Capital is not completed, we may be adversely affected and we will be subject to several risks and consequences, including the following:

•                  We deposited $1 million in cash in escrow with Citibank, N.A., as escrow agent, on May 15, 2013 in connection with the execution and delivery of the Agreement.  We may terminate the Agreement at any time on or prior to June 12, 2013 and obtain a refund of the $1 million escrow deposit. Thereafter, the escrow deposit will be non-refundable except in certain limited circumstances;

•                  We will be required to pay certain costs relating to the acquisition, whether or not the acquisition is completed, such as legal, accounting and financial advisor fees and costs related to any approval or transfer fee charged by Fannie Mae, FHA and Ginnie Mae and costs related to the preparation and negotiation of certain consent and approval applications; and

•                  Matters relating to the acquisition may require substantial commitments of time and resources by our management team, which could otherwise have been devoted to other opportunities that may have been beneficial to us.

In addition, if the acquisition is not completed, we may experience negative reactions from the financial markets and from our employees. We could also be subject in some circumstances to stockholder or other litigation relating to the failure to complete the acquisition, as well as proceedings by Sellers to seek specific performance of our obligations under the Agreement or to recover damages for any breach by us of the Agreement.

The unaudited pro forma combined financial statements relating to the Alliant Capital acquisition may not reflect our actual performance or the performance that we anticipate for future periods in the near-term.

We are required to prepare unaudited pro forma combined financial statements relating to the Alliant Capital acquisition. The unaudited pro forma combined financial statements are prepared and presented in accordance with U.S. generally accepted accounting principles and pursuant to specific requirements under federal securities laws. The unaudited pro forma combined balance sheet as of March 31, 2013 and the unaudited pro forma combined statements of income for the year ended December 31, 2012, and the three months ended March 31, 2013, are based on our historical financial statements and the historical financial statements of Alliant Capital (after giving effect to our acquisition of Alliant Capital using the purchase method of accounting and adjustment described in the notes to the unaudited pro forma combined financial statements).

Our financial statement presentation may change materially as a result of our acquisition of Alliant Capital.

After our acquisition of Alliant Capital, we may adopt new accounting policies with respect to certain items of Alliant Capital’s financial statement presentation.  In addition, our financial statement presentation will include assets and expenses that we have not previously reported, including MSRs and employee compensation and benefits.  After our acquisition of Alliant Capital, our financial statements will reflect the sale of loans (in addition to holding loans) that Alliant Capital originates, which may result in new treatment of fees and expenses associated with loan origination.  In addition, as a result of the acquisition of Alliant Capital, our tax-related accounting may include deferred tax liabilities.  As a result of the foregoing, our financial statements may be more complex and more difficult to understand than if we did not acquire Alliant Capital.

The market price of the common stock of the combined company may be affected by factors different from those affecting the market price for our common stock.

Our business differs from that of Alliant Capital, and the business of the combined company will differ from our existing business, and accordingly, our results of operations and the market price of our common stock after the acquisition may be affected by factors different from those currently affecting our results of operations and stock price.

Alliant Capital is subject to risk of loss in connection with defaults on loans sold under the Fannie Mae DUS program that could materially adversely affect our results of operations and liquidity.

Under the Fannie Mae DUS program, Alliant Capital originates and services multifamily loans for Fannie Mae without having to obtain Fannie Mae’s prior approval for certain loans, as long as the loans meet the underwriting guidelines set forth by Fannie Mae. In return for the delegated authority to make loans and the commitment to purchase loans by Fannie Mae, Alliant Capital must maintain minimum collateral and is generally required to share the risk of loss on loans sold through Fannie Mae. Under the pari passu risk-sharing formula, Alliant Capital is required to share the loss with Fannie Mae, with its maximum loss capped at one-third of the unpaid principal balance of a loan. Alliant Capital’s risk-sharing obligations have been modified and reduced on some Fannie Mae DUS loans. In addition, Fannie Mae can significantly increase Alliant Capital’s risk-sharing obligations if the loan does not meet specific underwriting criteria or if the loan defaults within 12 months of its sale to Fannie Mae. As of December 31, 2012, Alliant Capital had pledged securities and cash of $13.7 million as collateral against future losses under $3.9 billion of loans outstanding that are subject to risk-sharing obligations, which we refer to as Alliant Capital’s “at risk balance.” As of December 31, 2012, Alliant Capital had pledged securities and cash of $13.7 million as collateral against future losses under $3.9 billion of loans outstanding that are subject to risk-sharing obligations, which we refer to as Alliant Capital’s “at risk balance.”  Alliant Capital’s DUS lender contract with Fannie Mae gives Fannie Mae the ability to increase the amounts required to be held in reserve as operational liquidity or restricted reserves for a number of reasons in order to protect its interests.  In this regard, Fannie Mae previously required Alliant Capital to bolster its operational and restricted liquidity positions by increasing its total acceptable operational liquidity by $6.0 million and also increasing its restricted reserve liquidity by $2.5 million.  In August of 2012, Fannie Mae agreed to allow Alliant Capital to use the $6.0 million of additional operational liquidity to make advances on defaulted Fannie Mae loans and/or to meet future loss sharing obligations on Fannie Mae loans.  However, Fannie Mae still requires that the additional restricted reserve of $2.5 million be maintained.  If Fannie Mae deems it necessary and appropriate, it may raise these collateral requirements again in the future, which would limit Alliant Capital’s ability to utilize those funds. As of December 31, 2012, Alliant Capital’s allowance for risk-sharing as a percentage of the at-risk balance was 0.29%, or $11.4 million, and reflects Alliant Capital’s current estimate of its future payouts under its risk-sharing obligations. We cannot assure you that Alliant Capital’s estimate will be sufficient to cover future write offs. While Alliant Capital originates loans that meet the underwriting guidelines defined by Fannie Mae, in addition to its own internal underwriting guidelines, underwriting criteria may not always protect against loan defaults. In addition, commercial real estate values have generally declined in recent years, in some cases to levels below the current outstanding principal balance of the loan. Also, underwriting standards, including loan-to-value ratios, have become stricter. These factors create a risk that some older loans may not be able to be refinanced at maturity and thus may experience maturity defaults. Other factors may also affect a borrower’s decision to default on a loan, such as property, cash flow, occupancy, maintenance needs, and other financing obligations. As of December 31, 2012, the outstanding unpaid principal balance of the assets comprising Alliant Capital’s 60+ days delinquency rate segment represented 0.32% of the at-risk portfolio’s aggregate unpaid principal balance. If loan defaults increase, actual risk-sharing obligation payments under the Fannie Mae DUS program may increase, and such defaults and payments could have a material adverse effect on our results of operations and liquidity. In addition, any failure by Alliant Capital to pay its share of losses under the Fannie Mae DUS program could result in the revocation of its license from Fannie Mae and the exercise of various remedies available to Fannie Mae under the Fannie Mae DUS program.

If Alliant Capital fails to act proactively with delinquent borrowers in an effort to avoid a default, its number of delinquent loans could increase, which could have a material adverse effect on us.

As a loan servicer, Alliant Capital maintains the primary contact with the borrower throughout the life of the loan and is responsible, pursuant to its servicing agreements with Fannie Mae, for asset management. Alliant Capital is also responsible, together with Fannie Mae, for taking actions to mitigate losses. We believe that Alliant Capital has developed an extensive asset management process for tracking each loan that it services. However, Alliant Capital may be unsuccessful in identifying loans that are in danger of underperforming or defaulting or in taking appropriate action once those loans are identified. While Alliant Capital can recommend a loss mitigation strategy for Fannie Mae, decisions regarding loss mitigation are within the control of Fannie Mae. Recent turmoil in the real estate, credit and capital markets have made this process even more difficult and unpredictable. When loans become delinquent, Alliant Capital incurs additional expenses in servicing and asset managing the loan, it is typically required to advance principal and interest payments and tax and insurance escrow amounts, it could be subject to a loss of its contractual servicing fee and it could suffer losses of up to 33.33% (or more for loans that do not meet specific underwriting criteria or default within 12 months of their sale to Fannie Mae) of the unpaid principal balance of a Fannie Mae DUS loan with Level I pari passu risk-sharing, as well as potential losses on Fannie Mae DUS loans with modified risk-sharing. These items could have a negative impact on its cash flows and a negative effect on the net carrying value of the MSR on its balance sheet and could result in a charge to its earnings. As a result of the foregoing, a continuing rise in Alliant Capital’s delinquencies could have a material adverse effect on us.

A reduction in the prices paid for Alliant Capital’s loans and services or an increase in loan or security interest rates by investors could materially adversely affect our results of operations and liquidity.

Our results of operations and liquidity could be materially adversely affected if Fannie Mae lowers the price they are willing to pay to Alliant Capital for Alliant Capital’s loans or services or adversely change the material terms of their loan purchases or service arrangements with Alliant Capital. A number of factors determine the price Alliant Capital receives for its loans. With respect to Fannie Mae related originations, Alliant Capital’s loans are generally sold as Fannie Mae-insured securities to third-party investors. With respect to HUD related originations, Alliant Capital’s loans are generally sold as Ginnie Mae securities to third-party investors. In both cases, the price paid to Alliant Capital reflects, in part, the competitive market bidding process for these securities.

Loan servicing fees are based, in part, on the risk-sharing obligations associated with the loan and the market pricing of credit risk. The credit risk premium offered by Fannie Mae for new loans can change periodically but remains fixed once Alliant Capital enters into a commitment to sell the loan. Over the past several years, Fannie Mae loan servicing fees have been higher due to the market pricing of credit risk. There can be no assurance that such fees will continue to remain at such levels or that such levels will be sufficient if delinquencies occur.

Servicing fees for loans placed with institutional investors are negotiated with each institutional investor pursuant to agreements that Alliant Capital has with them. These fees for new loans vary over time and may be materially adversely affected by a number of factors, including competitors that may be willing to provide similar services at better rates.

Over the past few years, Alliant Capital has originated multifamily real estate loans that are eligible for sale through Fannie Mae programs, and within the past year, Alliant Capital has been approved to originate loans that are eligible to be insured by FHA and securitized through Ginnie Mae. This focus may expose Alliant Capital to greater risk if the CMBS market continues its nascent recovery or alternative sources of liquidity become more readily available to the commercial real estate finance market.

Alliant Capital originates multifamily real estate loans that are eligible for sale through Fannie Mae programs or are eligible to be insured by FHA and securitized through Ginnie Mae. Over the past few years, the number of multifamily loans financed by Fannie Mae programs has represented a significantly greater percentage of overall multifamily loan origination volume than in prior years. Alliant Capital believes that this increase is the result, in part, of market dislocation and illiquidity in the secondary markets for non-Fannie Mae loans. The CMBS market has shown signs of a nascent recovery over the past year. To the extent the CMBS market continues its recovery or liquidity in the commercial real estate finance market significantly increases, there may be less demand for loans that are eligible for sale through Fannie Mae programs or eligible to be insured by FHA and securitized through Ginnie Mae, and Alliant Capital’s loan origination volume may be adversely impacted, which could materially adversely affect us.

A significant portion of Alliant Capital’s revenue is derived from loan servicing fees, and declines in or terminations of servicing engagements or breaches of servicing agreements, including as a result of non-performance by third parties that Alliant Capital engages for back-office loan servicing functions and loan origination, could have a material adverse effect on us.

We expect that loan servicing fees will continue to constitute a significant portion of Alliant Capital’s revenues for the foreseeable future. Nearly all of these fees are derived from loans that Alliant Capital originates and sells through Fannie Mae or HUD programs or places with institutional investors. A decline in the number or value of loans that Alliant Capital originates for these investors or terminations of its servicing engagements will decrease these fees. HUD has the right to terminate Alliant Capital’s current servicing engagements for cause. In addition to termination for cause, Fannie Mae may terminate Alliant Capital’s servicing engagements without cause by paying a termination fee.  Alliant Capital is also subject to losses that may arise as a result of servicing errors, such as a failure to maintain insurance, pay taxes or provide notices. In addition, Alliant Capital has contracted with a third party to perform certain routine back-office aspects of loan servicing and to originate certain loans. If Alliant Capital or this third party fails to perform, or Alliant Capital breaches or the third-party causes Alliant Capital to breach its servicing obligations to Fannie Mae, Alliant Capital’s servicing engagements may be terminated. Declines or terminations of servicing engagements or breaches of such obligations could materially adversely affect us.

If one or more of Alliant Capital’s warehouse facilities, on which Alliant Capital is highly dependent, are terminated, Alliant Capital may be unable to find replacement financing on favorable terms, or at all, which would have a material adverse effect on it.

Alliant Capital requires a significant amount of funding capacity on an interim basis for loans it originates. As of December 31, 2012, Alliant Capital had $100 million of committed loan funding available (which includes a $20 million accordion feature) through Bank of America, N.A., pursuant to a Mortgage Warehousing and Security Agreement (which facility is currently scheduled to mature on June 30, 2013), and uncommitted funding available through Fannie Mae’s As Soon As Pooled (“ASAP”) and ASAP Plus programs.  Consistent with industry practice, Alliant Capital’s existing mortgage warehousing facility with Bank of America is short-term, requiring annual renewal. If any of Alliant Capital’s committed facilities are terminated or are not renewed or Alliant Capital’s uncommitted facilities are not honored, Alliant Capital may be unable to find replacement financing on favorable terms, or at all, and it might not be able to originate loans, which would have a material adverse effect on us. Additionally, as Alliant Capital’s business continues to expand, it may need additional warehouse funding capacity for loans it originates. There can be no assurance that, in the future, Alliant Capital will be able to obtain additional warehouse funding capacity on favorable terms, on a timely basis, or at all.

If Alliant Capital fails to meet or satisfy any of the financial or other covenants included in its warehouse facilities, Alliant Capital would be in default under one or more of these facilities and its lenders could elect to declare all amounts outstanding under the facilities to be immediately due and payable, enforce their interests against loans pledged under such facilities and restrict Alliant Capital’s ability to make additional borrowings. These facilities also contain cross-default provisions, such that if a default occurs under any of Alliant Capital’s debt agreements, generally the lenders under its other debt agreements could also declare a default. These restrictions may interfere with Alliant Capital’s ability to obtain financing or to engage in other business activities, which could materially adversely affect Alliant Capital. While Alliant Capital was in compliance with all financial and other covenants included in its warehouse facilities as of December 31, 2012, there can be no assurance that it will not experience a default in the future.

Alliant Capital is subject to the risk of failed loan deliveries, and even after a successful closing and delivery, may be required to repurchase the loan or to indemnify the investor if it breaches a representation or warranty made by it in connection with the sale of the loan through a Fannie Mae program, any of which could have a material adverse effect on Alliant Capital.

Alliant Capital bears the risk that a borrower will choose not to close on a loan that has been pre-sold to an investor or that the investor will choose not purchase the loan (“failed loan delivery”), including because a catastrophic change in the condition of a property occurs after Alliant Capital funds the loan and prior to the investor purchase date. Alliant Capital also has the risk of serious errors in loan documentation which prevent timely delivery of the loan prior to the investor purchase date. A complete failure to deliver a loan could be a default under the warehouse line used to finance the loan. There can be no assurance that Alliant Capital will not experience failed deliveries or that any losses will not be material or will be mitigated through property insurance or payment protections.

Alliant Capital must make certain representations and warranties concerning each loan originated by it for Fannie Mae programs. The representations and warranties relate to Alliant Capital’s practices in the origination and servicing of the loans and the accuracy of the information being provided by it. For example, Alliant Capital is generally required to provide the following, among other, representations and warranties: it is authorized to do business and to sell or assign the loan; the loan conforms to the requirements of Fannie Mae and certain laws and regulations; the underlying mortgage represents a valid lien on the property and there are no other liens on the property; the loan documents are valid and enforceable; taxes, assessments, insurance premiums, rents and similar other payments have been paid or escrowed; the property is insured, conforms to zoning laws and remains intact; and it does not know of any issues regarding the loan that are reasonably expected to cause the loan to be delinquent or unacceptable for investment or adversely affect its value. Alliant Capital is permitted to satisfy certain of these representations and warranties by furnishing a title insurance policy.

In the event of a breach of any representation or warranty, investors could, among other things, increase the level of risk-sharing on the Fannie Mae DUS loan or require Alliant Capital to repurchase the full amount of the loan and seek indemnification for losses from Alliant Capital. Alliant Capital’s obligation to repurchase the loan is independent of its risk-sharing obligations. Fannie Mae could require Alliant Capital to repurchase the loan if representations and warranties are breached, even if the loan is not in default. Because the accuracy of many such representations and warranties generally is based on Alliant Capital’s actions or on third-party reports, such as title reports and environmental reports, Alliant Capital may not receive similar representations and warranties from other parties that would serve as a claim against them. Even if Alliant Capital receives representations and warranties from third parties and has a claim against them in the event of a breach, its ability to recover on any such claim may be limited. Alliant Capital’s ability to recover against a borrower that breaches its representations and warranties to it may be similarly limited. Alliant Capital’s ability to recover on a claim against any party would also be dependent, in part, upon the financial condition and liquidity of such party. Although we believe that Alliant Capital has capable personnel at all levels, uses qualified third parties and has established controls to ensure that all loans are originated pursuant to requirements established by Fannie Mae, in addition to its own internal requirements, there can be no assurance that Alliant Capital, its employees or third parties will not make mistakes.  Any significant repurchase or indemnification obligations imposed on Alliant Capital could have a material adverse effect on us.

Alliant Capital expects to offer additional new loan products to meet evolving borrower demand, including new types of loans that it originates for its balance sheet. Because it is not as experienced with such loan products, it may not be successful or profitable in offering such products

In the future, Alliant Capital expects to offer new loan products to meet evolving borrower demands, including loans that Alliant Capital originates for its balance sheet. Alliant Capital may initiate new loan product and service offerings or acquire them through acquisitions of operating businesses. Because Alliant Capital may not be as experienced with new loan products or services, it may require additional time and resources for offering and managing such products and services effectively or may be unsuccessful in offering such new products and services at a profit.

Alliant Capital’s business is significantly affected by general business, economic and market conditions and cycles, particularly in the multifamily and commercial real estate industry, including changes in government fiscal and monetary policies, and, accordingly, Alliant Capital could be materially harmed in the event of a continued market downturn or changes in government policies, which could have a material adverse effect on us.

Alliant Capital is sensitive to general business, economic and market conditions and cycles, particularly in the multifamily and commercial real estate industry. These conditions include changes in short-term and long-term interest rates, inflation and deflation, fluctuations in the real estate and debt capital markets and developments in national and local economies, unemployment rates, commercial property vacancy and rental rates. Any sustained period of weakness or weakening business or economic conditions in the markets in which Alliant Capital does business or in related markets could result in a decrease in the demand for Alliant Capital’s loans and services, which could materially harm us. In addition, the number of borrowers who become delinquent, become subject to bankruptcy laws or default on their loans could increase, resulting in a decrease in the value of Alliant Capital’s MSRs and servicer advances and higher levels of loss on Alliant Capital’s Fannie Mae loans for which it shares risk of loss, and could materially adversely affect us.

Alliant Capital also is significantly affected by the fiscal and monetary policies of the U.S. government and its agencies. Alliant Capital is particularly affected by the policies of the Board of Governors of the Federal Reserve System (the “Federal Reserve”), which regulates the supply of money and credit in the United States. The Federal Reserve’s policies affect interest rates, which have a significant impact on the demand for commercial real estate loans. Significant fluctuations in interest rates as well as protracted periods of increases or decreases in interest rates could adversely affect the operation and income of multifamily and other commercial real estate properties, as well as the demand from investors for commercial real estate debt in the secondary market. In particular, higher interest rates tend to decrease the number of loans originated. An increase in interest rates could cause refinancing of existing loans to become less attractive and qualifying for a loan to become more difficult. Changes in fiscal and monetary policies are beyond our control, are difficult to predict and could materially adversely affect us.

In addition, the fair value of Alliant Capital’s MSRs is subject to market risk. For example, a 100 basis point increase or decrease in the weighted average discount rate would decrease or increase, respectively, the fair value of Alliant Capital’s MSRs outstanding as of December 31, 2012 by approximately $2 million.

Alliant Capital is dependent upon the success of the multifamily real estate sector and conditions that negatively impact the multifamily sector may reduce demand for Alliant Capital’s products and services and materially adversely affect us.

Alliant Capital provides commercial real estate financial products and services primarily to developers and owners of multifamily properties. Accordingly, the success of its business is closely tied to the overall success of the multifamily real estate market. Various changes in real estate conditions may impact the multifamily sector. Any negative trends in such real estate conditions may reduce demand for Alliant Capital’s products and services and, as a result, adversely affect our results of operations. These conditions include:

•                  oversupply of, or a reduction in demand for, multifamily housing;

•                  a favorable interest rate environment that may result in a significant number of potential residents of multifamily properties deciding to purchase homes instead of renting;

•                  rent control or stabilization laws, or other laws regulating multifamily housing, which could affect the profitability of multifamily developments;

•                  the inability of residents and tenants to pay rent;

•                  increased competition in the multifamily sector based on considerations such as the attractiveness, location, rental rates, amenities and safety record of various properties; and

•                  increased operating costs, including increased real property taxes, maintenance, insurance and utilities costs.

Moreover, other factors may adversely affect the multifamily sector, including changes in government regulations and other laws, rules and regulations governing real estate, zoning or taxes, changes in interest rate levels, the potential liability under environmental and other laws and other unforeseen events. Any or all of these factors could negatively impact the multifamily sector and, as a result, reduce the demand for Alliant Capital’s products and services. Any such reduction could materially adversely affect us.

For most loans that Alliant Capital services under the Fannie Mae and HUD programs, Alliant Capital is required to advance payments due to investors if the borrower is delinquent in making such payments, which requirement could adversely impact our liquidity and harm our results of operations.

For most loans Alliant Capital services under the Fannie Mae DUS program, Alliant Capital is currently required to advance the principal and interest payments and tax and insurance escrow amounts if the borrower is delinquent in making loan payments. After four continuous months of making advances on behalf of the borrower, Alliant Capital can submit a reimbursement claim to Fannie Mae, which Fannie Mae may approve at its discretion. Alliant Capital is reimbursed by Fannie Mae for these advances in the event the loan is brought current. In the event of a default, any advances made by Alliant Capital are used to reduce the proceeds required to settle any loss. Alliant Capital’s advances may also be reimbursed, to the extent that the default settlement proceeds on the collateral exceed the unpaid principal balance.

Under the HUD program, Alliant Capital is obligated to continue to advance principal and interest payments and tax and insurance escrow amounts on Ginnie Mae securities until the FHA mortgage insurance claim and the Ginnie Mae security have been fully paid. In the event of a default on an FHA insured loan, FHA will generally reimburse approximately 99% of any losses of principal and interest on the loan and Ginnie Mae will reimburse the remaining losses of principal and interest.

Although Alliant Capital has funded all required advances from operating cash flow in the past, there can be no assurance that it will be able to do so in the future. If Alliant Capital does not have sufficient operating cash flows to fund such advances, it would need to finance such amounts. Such financing could be costly and could prevent us from pursuing its business and growth strategies.

Alliant Capital has numerous significant competitors and potential future competitors, some of which may have greater resources and access to capital than Alliant Capital does; consequently, Alliant Capital may not be able to compete effectively in the future.

Alliant Capital faces significant competition across its business, including, but not limited to, commercial banks, commercial real estate service providers and life insurance companies, some of which are also investors in loans it originates. Many of these competitors enjoy competitive advantages over Alliant Capital, including:

•                  greater name recognition;

•                  a stronger, more established network of correspondents and loan originators;

•                  established relationships with institutional investors;

•                  an established market presence in markets where Alliant Capital does not yet have a presence or where it has a smaller presence;

•                  ability to diversify and grow by providing a greater variety of commercial real estate loan products on more attractive terms, some of which require greater access to capital and the ability to retain loans on the balance sheet; and

•                  greater financial resources and access to capital to develop branch offices and compensate key employees.

Commercial banks may have an advantage over Alliant Capital in originating loans if borrowers already have a line of credit with the bank. Commercial real estate service providers may have an advantage over Alliant Capital to the extent they also offer an investment sales platform. Alliant Capital competes on the basis of quality of service, relationships, loan structure, terms, pricing and industry depth. Industry depth includes the knowledge of local and national real estate market conditions, commercial real estate, loan product expertise and the ability to analyze and manage credit risk. Alliant Capital’s competitors seek to compete aggressively on the basis of these factors and Alliant Capital’s success depends on its ability to offer attractive loan products, provide superior service, demonstrate industry depth, maintain and capitalize on relationships with investors, borrowers and key loan correspondents and remain competitive in pricing. In addition, future changes in laws, regulations and Fannie Mae program requirements and consolidation in the commercial real estate finance market could lead to the entry of more competitors. We cannot guarantee that it will be able to compete effectively in the future, and its failure to do so would materially adversely affect it.

Risks Related to Regulatory Matters

A change to the conservatorship of Fannie Mae and related actions, along with any changes in laws and regulations affecting the relationship between Fannie Mae and the U.S. federal government, could materially adversely affect Alliant Capital’s business.

There continues to be substantial uncertainty regarding the future of Fannie Mae, including the length of time for which it may continue to exist and in what form it may operate during that period.

Due to increased market concerns about the ability of Fannie Mae to withstand future credit losses associated with securities on which it provides guarantees and loans held in its investment portfolio without the direct support of the U.S. federal government, in September 2008, the Federal Housing Finance Agency (the “FHFA”) placed Fannie Mae into conservatorship and, together with the U.S. Treasury, established a program designed to boost investor confidence in Fannie Mae by supporting the availability of mortgage financing and protecting taxpayers. The U.S. government program includes contracts between the U.S. Treasury and Fannie Mae that seek to ensure that Fannie Mae maintains a positive net worth by providing for the provision of cash by the U.S. Treasury to Fannie Mae if FHFA determines that its liabilities exceed its assets. Although the U.S. government has described some specific steps that it intends to take as part of the conservatorship process, efforts to stabilize this entity may not be successful and the outcome and impact of these events remain highly uncertain. Under the statute providing the framework for Fannie Mae’s conservatorship, it could also be placed into receivership under certain circumstances.

The problems faced by Fannie Mae resulting in its placement into conservatorship and its delisting from the New York Stock Exchange have stirred debate among some U.S. federal policymakers regarding the continued role of the U.S. government in providing liquidity for mortgage loans. Future legislation could further change the relationship between Fannie Mae and the U.S. government, which could change Fannie Mae’s business charters or structure, or could nationalize or eliminate it entirely. We cannot predict if or when any such legislation may be enacted.

In February 2011, as part of the Obama administration’s financial industry recovery proposal, the U.S. Treasury, in consultation with HUD and other government agencies, released a white paper, “Reforming America’s Housing Finance Market, A Report to Congress”, which put forth options to reform America’s housing finance market. All options involve an eventual phasing out of Fannie Mae. The proposals identified a series of short-term modifications to the current government role that are intended to attract greater private capital to the housing market, as the operations of Fannie Mae are wound down and the government’s role in the housing finance sector is reduced. The modifications to the long-term structure of the U.S. housing finance system included the following three options presented by the U.S. Treasury:

•                  Option 1: dramatically reduce the government’s role in insuring or guaranteeing mortgages, limiting it to FHA and other programs targeted to creditworthy lower and moderate income borrowers; with the majority of mortgage financing coming from the private sector.

•                  Option 2: dramatically reduce the government’s role in insuring or guaranteeing mortgages, limiting it to FHA and other programs targeted to creditworthy lower and moderate income borrowers; with a government backstop mechanism to ensure access to credit during a housing crisis.

•                  Option 3: dramatically reduce the government’s role in insuring or guaranteeing mortgages, limiting it to FHA and other programs targeted to creditworthy lower and moderate income borrowers; private mortgage guarantor companies (subject to stringent oversight and capital requirements) would provide guarantees for mortgage-backed securities, with government reinsurance available for the holders of the securities.

Each of the above options assumes the continuation and possible expansion of programs operated by FHA to assist targeted borrower groups. The report also states the importance of a careful transition plan and continued financial support for Fannie Mae during any transition period.

On February 21, 2012, FHFA released “A Strategic Plan for Enterprise Conservatorships: The Next Chapter in a Story that Needs an Ending”, which details the strategic plan set forth by FHFA to gradually contract Fannie Mae’s presence in the marketplace, and specifies actions that FHFA is either taking, or planning to take, to achieve its strategic goal. The strategic plan recognizes that Fannie Mae’s multifamily business, in contrast to its single-family business, has remained cash flow positive during the recent housing crisis. As a result, the strategic plan states that “generating potential value for taxpayers and contracting Fannie Mae’s multifamily market footprint should be approached differently from single-family, and it may be accomplished using a much different and more direct method.” To evaluate how to accomplish FHFA’s strategic goal, as it relates to the multifamily business, the release states that Fannie Mae will embark on a market analysis to determine the viability of its multifamily business without the benefit of government guarantees, including operating on a stand-alone basis upon attracting private capital.

It is widely anticipated that the U.S. Congress will address the administration’s white paper and FHFA’s release regarding its strategic plan for the operations of Fannie Mae, although it is not known when, or if, that will occur. In Section 1491 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), signed into law on July 21, 2010, Congress stated that the “hybrid public-private status of Fannie Mae and Freddie Mac is untenable and must be resolved” and, further, “[i]t is the sense of the Congress that efforts to enhance by [sic] the protection, limitation, and regulation of the terms of residential mortgage credit and the practices related to such credit would be incomplete without enactment of meaningful structural reforms of Fannie Mae and Freddie Mac.”

On March 4, 2013, FHFA released its 2013 Conservatorship Scorecard for Fannie Mae. As part of the scorecard, FHFA directed that Fannie Mae contract its presence in the marketplace while simplifying and shrinking certain operations (by lines of business). Specifically, FHFA directed Fannie Mae to reduce the unpaid principal balance amount of new multifamily business relative to 2012 by at least ten percent by tightening underwriting, adjusting pricing, and limiting product offerings, while not increasing the proportion of Fannie Mae’s retained risk.

If the FHFA mandates additional reductions to Fannie Mae’s volumes for new multifamily originations or imposes additional restrictions on Fannie Mae’s multifamily business beyond 2013, the volume of loans that Alliant Capital originates with Fannie Mae could be adversely impacted. These additional mandates and restrictions could have a material impact on our financial results in future periods.

Neither the administration’s white paper proposals nor FHFA’s strategic plan addresses the existing contractual seller/servicer relationships Fannie Mae has and the impact of anticipated Fannie Mae reform on the existing selling/servicing and/or risk-sharing agreements.

Currently, Alliant Capital originates a substantial majority of its loans for sale through Fannie Mae programs. Furthermore, a substantial majority of its servicing rights are derived from loans Alliant Capital sells through Fannie Mae programs. Changes in the business charter, structure or existence of Fannie Mae could eliminate or substantially reduce the number of loans Alliant Capital originates, which would have a material adverse effect on us. We cannot predict the extent to which these recommendations may be implemented, or the timing of when any implementation may occur.

If Alliant Capital fails to comply with the numerous government regulations and program requirements of Fannie Mae, it may lose its approved lender status with these entities and fail to gain additional approvals or licenses for its business. Alliant Capital is also subject to changes in laws, regulations and existing Fannie Mae program requirements, including potential increases in reserve and risk retention requirements that could increase its costs and affect the way it conducts its business, which could materially adversely affect Alliant Capital.

Alliant Capital’s operations are subject to regulation by federal, state and local government authorities, various laws and judicial and administrative decisions, and regulations and policies of Fannie Mae. These laws, regulations, rules and policies impose, among other things, minimum net worth, operational liquidity and collateral requirements. Fannie Mae requires Alliant Capital to maintain operational liquidity based on a formula that considers the balance of the loan and the level of credit loss exposure (“level of risk-sharing”). Fannie Mae requires Fannie Mae DUS lenders to maintain collateral, which may include pledged securities, for Alliant Capital’s risk-sharing obligations. The amount of collateral required under the Fannie Mae DUS program is calculated at the loan level and is based on the balance of the loan, the level of risk-sharing, the seasoning of the loans and the rating of the Fannie Mae DUS lender.

Regulatory authorities also require Alliant Capital to submit financial reports and to maintain a quality control plan for the underwriting, origination and servicing of loans. Numerous laws and regulations also impose qualification and licensing obligations on Alliant Capital and impose requirements and restrictions affecting, among other things: Alliant Capital’s loan originations; maximum interest rates, finance charges and other fees that Alliant Capital may charge; disclosures to consumers; the terms of secured transactions; collection, repossession and claims handling procedures; personnel qualifications; and other trade practices. Alliant Capital is also subject to inspection by Fannie Mae and regulatory authorities. Alliant Capital’s failure to comply with these requirements could lead to, among other things, the loss of a license as an approved Fannie Mae lender, the inability to gain additional approvals or licenses, the termination of contractual rights without compensation, demands for indemnification or loan repurchases, class action lawsuits and administrative enforcement actions.

Regulatory and legal requirements are subject to change. For example, in March of 2013, Fannie Mae notified all DUS lenders that collateral requirements on existing mortgage loans that are considered Tier 1 as a result of a defensive refinance or modification were increasing from 90 basis points to 110 basis points, and that the collateral requirements for Tier 2 mortgage loans were increasing from 60 basis points to 75 basis points.  The new requirements were implemented retroactive to January 1, 2013, but to lessen the impact on DUS lenders, the Tier 2 requirement is increasing gradually by three basis points per quarter until December 31, 2014.  The collateral requirements for Tier 3 and Tier 4 mortgage loans were not changed, but the collateral requirements for new loans with Levels II and III loss sharing (for breach penalties) were raised from 98 basis points to 120 basis points and from 130 basis points to 140 basis points, respectively.  Fannie Mae indicated that the next evaluation of DUS Capital Standards will occur on or before June 30, 2014. Alliant Capital currently has three loans with a collective balance of $14.9 million as of March 31, 2013 in its portfolio which were affected by the announced collateral changes and we do not expect it will have a material impact on Alliant Capital’s future operations; however, Fannie Mae has indicated that it would likely increase collateral requirements in the future, which may adversely impact us.

In addition, Congress has been considering proposals requiring lenders to retain a portion of all loans sold to Fannie Mae. The Dodd-Frank Act imposes a requirement that securitizers retain “not less than 5 percent of the credit risk” of certain securitized loans, particularly those that are not “qualified residential mortgages.” It is currently unclear whether and how the Dodd-Frank Act will apply to commercial real estate lenders. The Dodd-Frank Act requires the federal banking agencies and the SEC to issue rules implementing this requirement no later than 270 days after Dodd-Frank’s enactment. It also requires the federal banking agencies, the SEC and the Federal Trade Commission, HUD, and FHFA to issue in the same timeframe a joint rule implementing this requirement with respect to residential mortgage assets, including defining a “qualified residential mortgage.” While proposed rules were issued for comment on April 29, 2011, final rules are still pending. Therefore, the applicability of this provision to Alliant Capital and its effect upon Alliant Capital’s business will not be fully known until these agencies issue the final joint rule. By statute, compliance is required with respect to securitizers and originators of securitized loans backed by residential mortgages one year after issuance of the final rule. It is also impossible to predict any future legislation that Congress may enact regarding the selling of loans to Fannie Mae or any other matter relating to Fannie Mae or loan securitizations. Fannie Mae and other investors may also change underwriting criteria, which could affect the volume and value of loans that Alliant Capital originates. Changes to regulatory and legal requirements could be difficult and expensive with which to comply and could affect the way Alliant Capital conducts its business, which could materially adversely affect us.

If Alliant Capital fails to comply with laws, regulations and market standards regarding the privacy, use and security of customer information, Alliant Capital may be subject to legal and regulatory actions and its reputation would be harmed, which would materially adversely affect us.

Alliant Capital receives, maintains and stores the non-public personal information of its loan applicants. The technology and other controls and processes designed to secure Alliant Capital’s customer information and to prevent, detect and remedy any unauthorized access to that information were designed to obtain reasonable, not absolute, assurance that such information is secure and that any unauthorized access is identified and addressed appropriately. Accordingly, such controls may not have detected, and may in the future fail to prevent or detect, unauthorized access to Alliant Capital’s borrower information. If this information is inappropriately accessed and used by a third party or an employee for illegal purposes, such as identity theft, Alliant Capital may be responsible to the affected applicant or borrower for any losses he or she may have incurred as a result of misappropriation. In such an instance, Alliant Capital may be liable to a governmental authority for fines or penalties associated with a lapse in the integrity and security of its customers’ information, which could materially adversely affect us.

U.S. Federal Income Tax Risks Related to the Alliant Capital Transaction

Our taxable REIT subsidiaries are subject to a number of requirements that must be closely monitored in order for us to qualify as a real estate investment trust for U.S. Federal Income tax purposes (“REIT”).

A REIT may own up to 100% of the stock of one or more taxable REIT subsidiaries. Both the subsidiary and the REIT must jointly elect to treat the subsidiary as a taxable REIT subsidiary. A corporation of which a taxable REIT subsidiary directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a taxable REIT subsidiary. Overall, no more than 25% of the gross value of a REIT’s assets may consist of stock or securities of one or more taxable REIT subsidiaries. Accordingly, if one or more of our taxable REIT subsidiaries has significant earnings, such subsidiary may be required to make distributions to us in order to ensure the value of our securities in our taxable REIT subsidiaries remains below 25% of our gross assets. A taxable REIT subsidiary may hold assets and earn income that would not be qualifying assets or income if held or earned directly by a REIT, including gross income from operations such as loan servicing income. Accordingly, we will generally use taxable REIT subsidiaries to hold properties for sale in the ordinary course of a trade or business and to hold assets or conduct activities that we cannot conduct directly as a REIT, including assets acquired and activities conducted as a result of the Alliant Capital acquisition. However, to the extent that such assets and the income attributable to such assets qualify under the REIT asset and income tests, we may consider holding such assets directly.  A taxable REIT subsidiary will be subject to applicable U.S. federal, state, local and foreign income tax on its taxable income. In addition, the rules, which are applicable to us as a REIT, impose a 100% excise tax on certain transactions between a taxable REIT subsidiary and its parent REIT that are not conducted on an arm’s-length basis.

Cautionary Statement Regarding Forward-Looking Statements

We make forward-looking statements in this Current Report on Form 8-K that are subject to risks and uncertainties.  These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives. When we use the words “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or similar expressions, we intend to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking:

•                  factors described in the section captioned “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, and in the Company’s other periodic reports filed with the SEC;

•                  our business and investment strategy;

•                  our projected operating results;

•                  the timing of cash flows, if any, from our investments;

•                  the state of the U.S. economy generally or in specific geographic regions;

•                  defaults by borrowers in paying debt service on outstanding items;

•                  actions and initiatives of the U.S. Government and changes to U.S. Government policies;

•                  our ability to obtain financing arrangements;

•                  the amount of commercial mortgage loans requiring refinancing;

•                  financing and advance rates for our target investments;

•                  our expected leverage;

•                  general volatility of the securities markets in which we may invest;

•                  the impact of a protracted decline in the liquidity of credit markets on our business;

•                  the uncertainty surrounding the strength of the U.S. economic recovery;

•                  the return or impact of current and future investments;

•                  changes in interest rates and the market value of our investments;

•                  effects of hedging instruments on our target investments;

•                  rates of default or decreased recovery rates on our target investments;

•                  the degree to which our hedging strategies may or may not protect us from interest rate volatility;

•                  changes in governmental regulations, tax law and rates, and similar matters (including interpretation thereof);

•                  our ability to maintain our qualification as a real estate investment trust;

•                  our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended;

•                  availability of investment opportunities in mortgage related and real estate related investments and securities;

•                  our ability to complete our pending acquisition of Alliant Capital as described in this Current Report on Form 8-K and the performance of Alliant Capital subsequent to the acquisition;

•                  our ability to integrate Alliant Capital into our business and achieve the benefits that we anticipate from our acquisition of Alliant Capital;

•                  availability of qualified personnel;

•                  estimates relating to our ability to make distributions to our stockholders in the future;

•                  our understanding of our competition; and

•                  market trends in our industry, interest rates, real estate values, the debt securities markets or the general economy.

Item 9.01. Financial Statements and Exhibits.

(a)                                 Financial Statements of Business Acquired.

The audited financial statements of EF&A Funding L.L.C. as of and for the years ended December 31, 2012 and 2011, including the notes and the reports of the independent auditors related thereto, are filed as Exhibit 99.1 to this Current Report on Form 8-K. The consents of the independent auditors related thereto are filed as Exhibits 23.1 and 23.2, respectively, to this Current Report on Form 8-K.

The unaudited financial statements of EF&A Funding L.L.C. as of March 31, 2013 and for the three months ended March 31, 2013 and 2012 and the related notes, are filed as Exhibit 99.2 to this Current Report on Form 8-K.

(b)                                 Pro Forma Financial Information.

Ares Commercial Real Estate Corporation unaudited pro forma consolidated financial information, comprised of a pro forma consolidated balance sheet as of March 31, 2013 and pro forma consolidated statements of income for the year ended December 31, 2012, and the three months ended March 31, 2013, and the related notes, are filed as Exhibit 99.3 to this Current Report on Form 8-K. The risk factors set forth in Item 8.01 are hereby incorporated by reference in this Item 9.01(b).

(d)                                 Exhibits

Exhibit Number	Description

23.1	Consent of CohnReznick LLP, as independent auditors for EF&A Funding L.L.C.’s financial statements as of and for the year ended December 31, 2012.

23.2	Consent of Reznick Group, P.C., as independent auditors for EF&A Funding L.L.C.’s financial statements as of and for the year ended December 31, 2011.

99.1

EF&A Funding L.L.C. financial statements as of and for the years ended December 31, 2012 and 2011, and independent auditors’ reports with respect to the financial statements as of and for the years ended December 31, 2012 and 2011.

99.2	EF&A Funding L.L.C. financial statements (unaudited) as of March 31, 2013 and for the three months ended March 31, 2013 and 2012.

99.3

Ares Commercial Real Estate Corporation pro forma consolidated financial information (unaudited), comprised of a pro forma consolidated balance sheet as of March 31, 2013 and pro forma consolidated statements of income for the year ended December 31, 2012 and for the three months ended March 31, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARES COMMERCIAL REAL ESTATE CORPORATION

Date: June 4, 2013

	By:	/s/ John B. Bartling, Jr.
	Name:	John B. Bartling, Jr.
	Title:	Chief Executive Officer

Exhibit Index

Exhibit Number	Description

23.1	Consent of CohnReznick LLP, as independent auditors for EF&A Funding L.L.C.’s financial statements as of and for the year ended December 31, 2012.

23.2	Consent of Reznick Group, P.C., as independent auditors for EF&A Funding L.L.C.’s financial statements as of and for the year ended December 31, 2011.

99.1

EF&A Funding L.L.C. financial statements as of and for the years ended December 31, 2012 and 2011, and independent auditors’ reports with respect to the financial statements as of and for the years ended December 31, 2012 and 2011.

99.2	EF&A Funding L.L.C. financial statements (unaudited) as of March 31, 2013 and for the three months ended March 31, 2013 and 2012.

99.3

Ares Commercial Real Estate Corporation pro forma consolidated financial information (unaudited), comprised of a pro forma consolidated balance sheet as of March 31, 2013 and pro forma consolidated statements of income for the year ended December 31, 2012 and for the three months ended March 31, 2013.